ASSIGNMENT OF COPYRIGHT

This Agreement is made August 31, 2007,

BETWEEN:

                                   ZOLTAN NAGY
    an individual residing at 1361 Peltier Drive, Point Roberts, Washington,

                                                                      ("Seller")

AND:

                           GIDDY-UP PRODUCTIONS, INC.
                a company incorporated under the laws of Nevada,

                                                                       ("Buyer")

WHEREAS,

A. The Buyer wishes to purchase from the Seller, all right, title and interest in and to that certain motion picture entitled "NOT THAT KIND OF GIRL", produced by Zoltan Nagy, directed by Zoltan Nagy, and based on a script entitled "NOT THAT KIND OF GIRL" that was written by Zoltan Nagy (the "Work"); and

B.     Seller wishes to sell the Work to the Buyer;

NOW IT IS AGREED as follows:

1.     ASSIGNMENT

(a) The Seller assigns to the Buyer the entire copyright whether vested contingent or future in the Work and all rights of action and all other rights of whatever nature in and to the Work whether now known or in the future created to which the Seller is now or may at any time after the date of this Agreement be entitled by virtue of or pursuant to any of the laws in force in any part of the world, to hold the same to the Buyer its successors and assignees absolutely for the whole period of such rights for the time being capable of being assigned by the Seller together with any and all renewals revivals reversions and extensions throughout the world.

(b) The Seller undertakes to do any and all acts and execute any and all documents in such manner and at such locations as may be required by the Buyer in its sole discretion in order to protect perfect or enforce any of the rights granted or confirmed to the Buyer pursuant to this Agreement. As security for the performance by the Seller of the Seller's obligations under this Agreement if the Seller shall have failed following 14 days notice from the Buyer to execute any document or perform any act required pursuant to this Agreement the Buyer shall have the right to do so in the place and stead of the Seller as the lawfully appointed attorney of the Seller and the Seller undertakes and warrants that the Seller shall confirm and ratify and be bound by any and all of the actions of the Buyer pursuant to this Clause and such authority and appointment shall constitute a power coupled with an interest and will be irrevocable.

2     REMUNERATION

The Buyer undertakes to pay to the Seller the sum of $40,000 USD subject to and conditional upon the full complete and timely performance and observance by the Seller of all the Seller's undertakings and warranties under this Agreement (insert remuneration details):

3.     WARRANTIES

The Seller warrants, undertakes and agrees with the Buyer that:

(a)     the Seller is the sole author of the Work;

(b) the Seller is the sole absolute and unincumbered legal and beneficial owner of all rights of copyright and all other rights whatever in and to the Work throughout the world and has not assigned or licensed any rights in the Work to any person;

(c) there is no present or prospective claim proceeding or litigation in respect of the Work or any rights in the Work or the title to the Work or the working title or final title of the Work or the ownership of copyright in the Work which may in any way impair limit inhibit diminish or infringe upon any of the rights in the Work and the rights in the Work are not subject to potential reversion to or recapture by the Author;

(d) the Work is original to the Author and does not and shall not infringe any right of copyright moral right or right of privacy or right of publicity or personality or any other right whatever of any other person;

(e) the Seller irrevocably and unconditionally waives all rights in respect of the Work to which the Seller is now or may in future be entitled, and any other moral rights to which the Seller may be entitled under any legislation now existing or in future enacted in any part of the world;

(f) copyright in the Work is valid and subsisting pursuant to the laws of Canada and the United States of America and the provisions of the Berne Convention and Universal Copyright Convention;

(g) all published copies of the Work have borne a copyright notice in such form as shall secure protection for the Work pursuant to the provisions of the Universal Copyright Convention;

(h) the Seller shall supply to the Buyer forthwith on demand and as a condition precedent to the liability of the Buyer to make any payment to the Seller full chain of title information and copies of executed originals of all documents which are in the opinion of the Buyer necessary to vest the right in the Work in the Buyer in such form as shall be satisfactory to the Buyer;

(i) all statements purporting to be facts in the Work are true and correct and no advice recipe formula or instruction in the Work will if followed or implemented by any person cause loss damage or injury to them or any other person;

(j) the Seller shall not disclose reveal or make public except to the professional advisers of the Seller any information whatever concerning the Work or the business of the Buyer or this Agreement all of which shall be strictly confidential nor shall the Seller make any public statement or press statement in connection with the foregoing or commit any act which might prejudice or damage the reputation of the Buyer or the successful exploitation of the Work;

(k) the Seller undertakes to indemnify the Buyer and keep the Buyer at all times fully indemnified from and against all actions proceedings claims demands costs (including without prejudice to the generality of this provision the Buyer's legal costs on a solicitor and own client basis) awards damages however arising directly or indirectly as a result of any breach or non-performance by the Seller of any of the Seller's obligations undertakings or warranties in this Agreement.

4.     MISCELLANEOUS

(a) Nothing contained in this Agreement shall constitute or shall be construed as constituting a partnership or contract of employment between the parties.

(b) Nothing contained in this Agreement shall constitute an undertaking on the part of the Buyer to exploit the Work and if the Buyer elects not to exploit the Work in no event shall the Seller be entitled to make any claim in respect of loss of opportunity to enhance the Seller's reputation or loss of publicity or for any other reason whatever.

(c) This Agreement and all representations obligations undertakings and warranties contained in it shall enure for the benefit of the successors and assignees of the parties.

(d) This Agreement contains the full and complete understanding between the parties and supersedes all prior arrangements and understandings whether written or oral appertaining to the subject matter of this Agreement and may not be varied except by an instrument in writing signed by all the parties to this Agreement. The Seller acknowledges that no representations or promises not expressly contained in this Agreement have been made to the Seller by the Buyer or any of its servants agents employees members or representatives.

(e) This Agreement shall be governed and construed in accordance with the laws of British Columbia whose courts shall be courts of competent jurisdiction.

IN WITNESS of which the parties have executed this Agreement as a deed on the date first above written.

SIGNED SEALED AND DELIVERED     )
in the presence of:             )
                                )
                                )
/s/ Thomas Mills                )     /s/ Zoltan Nagy
Thomas Mills                    )     ZOLTAN NAGY
                                )



SIGNED SEALED AND DELIVERED     )     GIDDY-UP PROUCTIONS INC.
in the presence of:             )
                                )
                                )
/s/ Thomas Mills                )     By:/s/ Zoltan Nagy
Thomas Mills                    )     Name:     Zoltan Nagy
                                )     Title:     President
                                      I have authority to bind the Corporation.